U.S. Bancorp Fund Services, LLC
615 East Michigan Street
Milwaukee, Wisconsin 53202

October 30, 2017

VIA EDGAR TRANSMISSION

United States Securities and Exchange Commission
Division of Investment Management
100 F. Street N.E.
Washington D.C.  20549

Re: Managed Portfolio Series (the “Trust”)
File Nos.: 333-172080 and 811-22525

Dear Sir or Madam:

Transmitted herewith on behalf of the Advantus Funds, is an amended Form N-SAR.
This amended Form N-SAR is filed for the sole purpose of amending an attachment for the Independent Registered Public Accountant’s Internal Control Memo, Exhibit
99-77.B, which did not display the firm's conformed signature on the filing made on
October 30, 2017.

If you have any questions or require further information, please contact me at
(414) 765-6844.
Sincerely,

/s/ Brian R. Wiedmeyer

Brian R. Wiedmeyer
Treasurer of Managed Portfolio Series

cc:  Michael P. O’Hare, Esq., Stradley Ronon Stevens & Young, LLP.

1